UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(703) 287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Use of Social Media to Communicate Material Information

Our investors and others should note that we announce material financial and other information to our investors using our investor relations website (http://iridium.com), SEC filings, press releases, public conference calls and webcasts. In addition to these channels, we use social media to communicate with our customers and the public about our products and services, our markets and other topics. In light of SEC guidance regarding the use of social media channels to announce material information to investors, we are notifying investors, the media and others interested in our company that in the future we might choose to communicate material information via social media channels, and it is possible that information we post on social media from time to time could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post from time to time on social media channels. In particular, we may post material information from time to time on the following social media channels:

•	The Iridium Blog (http://www.iridium360.com)

•	The Iridium Facebook Page (https://www.facebook.com/IridiumComm) and (https://www.facebook.com/MyIridium)

•	The Iridium Twitter Feed (https://twitter.com /iridiumcomm)

•	Matt Desch’s CEO Twitter Feed (http://twitter.com/IridiumBoss)

•	Investor Relations Twitter Feed (https://twitter.com/IridiumIR)

•	Instagram (Instagram.com/iridiumcomm)

•	Youtube (https://www.youtube.com/user/IridiumComm)

•	Flickr (https://www.flickr.com/photos/iridium_communications_inc/)

•	The Iridium LinkedIn Page (http://www.linkedin.com/company/9834?trk=ape_s000001e_1000)

Any updates to the list of social media channels we may use to communicate material information will be posted on the investor relations page of our website at (http://iridium.com).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: October 16, 2014	By:	/s/ Thomas J. Fitzpatrick
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer and Chief Administrative Officer